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                                                                   Exhibit 99.1

[ICU MEDICAL INC. LOGO]


               ICU MEDICAL, INC. FILES PATENT INFRINGEMENT LAWSUIT
                      AGAINST ALARIS MEDICAL SYSTEMS, INC.

         JUNE 17, 2004, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced that it has filed a patent infringement action against Alaris Medical Systems, Inc., a California-based medical products Company. ICU Medical filed the lawsuit after the United States Patent and Trademark Office issued a Certificate of Correction on June 15, 2004 for United States Patent No. 6,682,509, owned by ICU Medical. The lawsuit, filed on June 16, 2004, in United States District Court for the Central District of California asserts that Alaris is infringing the 6,682,509 patent in the manufacture and sale of the SmartSite and SmartSite Plus Needle-Free Valves and Systems. ICU Medical had waited to file the lawsuit until it received the Certificate of Correction. ICU Medical seeks a temporary restraining order and preliminary and permanent injunction against Alaris, treble damages, attorney's fees, costs and expenses.

CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215